CONTINENTAL AIRLINES, INC.

       10.22% SERIES B SENIOR UNSECURED SINKING FUND NOTE
                        DUE JULY 1, 2000


No. R-__________

          Continental Airlines, Inc., a Delaware corporation (the
"Company"), which term includes any successor corporation, for
value received, promises to pay [                   ], or
registered assigns, the principal sum of [              ] on July
1, 2000.

          Interest Payment Dates:  January 1, April 1, July 1 and
October 1,  commencing October 1, 1995.

          Interest Record Dates: December 15, March 15, June 15 and September 15.

          Sinking Fund Payment Dates: January 1, April 1, July 1 and October 1, commencing April 1, 1997.

          This Security is continued on the reverse hereof and the additional provisions set forth therein shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed to, or imprinted on, this Security.

Dated:  May ____, 1996

                              CONTINENTAL AIRLINES, INC.


                              By:_____________________________
                                Name:   Jeffery A. Smisek
                                Title:  Senior Vice President

Attest:


_____________________________
     Assistant Secretary:


[Seal]


             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities described in the within mentioned Indenture.

                         BANK ONE, TEXAS, N.A., as trustee


                         By:_____________________________
                                Authorized Signature

                   CONTINENTAL AIRLINES, INC.

       10.22% SERIES B SENIOR UNSECURED SINKING FUND NOTES
                        DUE JULY 1, 2000

          1.   Interest.

          Continental Airlines, Inc., a Delaware corporation (the "Company"), promises to pay interest on the unpaid principal amount of this Security to Persons who are registered Holders at the close of business on the relevant Interest Record Date at the rate of 10.22% per annum.

          Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year commencing October 1, 1995, or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1995. Interest shall accrue with respect to principal of this Security to, but not including, the date of repayment of such principal.

          To the extent lawful, the Company shall pay interest on overdue principal and interest at the rate of interest borne by this Security. On each Interest Payment Date, interest on the Securities will be paid for the immediately preceding accrual period.

          2.   Method of Payment.

          The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders at the close of business on the Interest Record Date next preceding the applicable Interest Payment Date. If the Company defaults in the payment of the interest due on such Interest Payment Date, such defaulted interest will be paid to the Persons who are registered Holders of Securities at the close of business on a subsequent record date established by notice given not less than 15 days prior to such subsequent record date. The Company will pay the principal of this Security to the Holder that surrenders this Security to a Paying Agent on or after July 1, 2000 or, in the event of a redemption of this Security, whether through the operation of the Sinking Fund or otherwise, on or after the Redemption Date, as described below. The Company will pay principal and interest in U.S. Legal Tender. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

          3.   Paying Agent and Registrar.

          Bank One, Texas, N.A. (the "Trustee") will act as initial Paying Agent and registrar for the Securities. The Company may change any Paying Agent, co-Paying Agent, registrar or co-registrar without notice. Except as provided in the Indenture, the Company or any of its Subsidiaries may act as registrar or co-registrar.

          4.   Indenture.

          This Security has been issued under an Indenture dated as of September 28, 1995 (the "Indenture") between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and said Act for a statement of such terms. In the event of any conflict between this Security and the Indenture, the Indenture shall govern. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $65,046,762.06.

          5.   Optional Redemption.

          The Securities may be redeemed prior to July 1, 2000 at any time in whole or from time to time in part, otherwise than through the operation of the Sinking Fund, at a Redemption Price equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

          If the Redemption Date is subsequent to an Interest Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, will be paid to the Person in whose name such Securities are registered at the close of business on such Interest Record Date and no other interest will be payable thereon.

          6.   Sinking Fund.

          As more fully set forth in the Indenture, the Company is required to redeem on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 1997, a portion of the principal amount of the Securities at a Redemption Price equal to 100% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest to the Redemption Date.

          7.   Notice of Redemption.

          Notice of Redemption, whether through operation of the Sinking Fund or otherwise, will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities or portions thereof to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part, but not in denominations of less than $1,000.

          From and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been made available for redemption on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

          8.   Denominations; Transfer; Exchange.

          The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 and in any other denomination the Company determines is necessary to issue the aggregate principal amount of the Securities. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The registrar for the Securities may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Securities selected for redemption, except, in the case of any Security to be redeemed in part, the portion thereof not so redeemed. Also, the Company need not issue, exchange or register the transfer of any Securities for a period of 10 days prior to the first mailing of notice of redemption of the Securities to be redeemed.

          In accordance with the provisions of the Indenture and subject to certain limitations therein set forth, until the Securities have been registered under the Securities Act only an owner or owners of at least 51% of the aggregate beneficial interest in a Global Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. After the Securities have been so registered any owner of a beneficial interest in a Global Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, such owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Securities registered in its name.

          9.   Persons Deemed Owners.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

          With respect to Global Securities, the Depository shall grant proxies and otherwise authorize Holders of Global Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under the Indenture.

          10.  Unclaimed Money.

          If money deposited with or paid to the Trustee or any Paying Agent for the payment of principal of or interest on the Securities or the payment of any Sinking Fund installment remains unclaimed for 2 years, the Trustee and any such Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11.  Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (excluding certain obligations, including without limitation its obligation to pay the principal of or interest on the Securities).

          12.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities and certain existing Defaults or Events of Default or compliance with any provisions of the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture (provided such amendment or supplement does not adversely affect the rights of any of the Holders), provide for any additional rights or benefits to Holders or make any change that does not adversely affect the rights of any Holder.

          13.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          14.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, subject to certain exceptions, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice in certain circumstances.

          15.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

          16.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation or the Trustee shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          17.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the face of this Security.

          18.  Abbreviation.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19.  Indenture.

          The Holder hereof, by accepting this Security, agrees to be bound by all of the terms and provisions of the Indenture applicable to such Holder.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Continental Airlines, Inc., 2929 Allen Parkway, Houston, Texas 77019, Attention: Corporate Secretary.

                       FORM OF ASSIGNMENT

I or we assign and transfer this Security to

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

(Print or type name, address and zip code of assignee)

Please insert social security or other
identifying number of assignee

____________________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. This agent may substitute another to act for him.

Dated______________________   Signed___________________________

_________________________________________________________________
(Sign exactly as name appears on the other side of this Security)

               Signature Guarantee:__________________________